EXHIBIT 4.1

NUMBER	SHARES
***	***

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

SOLERA NATIONAL BANCORP. INC.

VOTING COMMON STOCK

AUTHORIZED 4,000,000     $0.01 PAR VALUE
*SPECIMEN*
*ZERO*

This Certifies that _______________________ is the registered holder of ____________________ shares of fully paid and nonassessable Common Stock of Solera National Bancorp, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _________________ day of ____________________ A.D.

President		Secretary

[SEAL]

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - _________ Custodian _________ (Cust) (Minor) under Uniform Gifts to Minors Act ___________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________ hereby sell, assign and transfer unto [PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated ____________________

In presence of